Exhibit 10.44
SECOND AMENDMENT TO
DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND
DIGITAL REALTY TRUST, L.P. 2014 INCENTIVE AWARD PLAN

THIS SECOND AMENDMENT TO DIGITAL REALTY TRUST, INC., DIGITAL SERVICES, INC. AND DIGITAL REALTY TRUST, L.P. 2014 INCENTIVE AWARD PLAN (this “Second Amendment”) is made and adopted by the Board of Directors (the “Board”) of Digital Realty Trust, Inc., a Maryland corporation (the “Company”), effective as of November 4, 2014 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 13.1 of the Plan, the Plan may be amended or modified from time to time by the Company’s Board of Directors (the “Board”); and

WHEREAS, the Company desires to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the Effective Date.

AMENDMENT

1.	Section 12.6 of the Plan is hereby amended and restated in its entirety as follows:

“12.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Performance-Based Compensation, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. In addition, to the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to one or more of the Chief Executive Officer, Chief Financial Officer, General Counsel, and/or Senior Vice President, Human Resources and Corporate Services of the Company the authority to consent to and approve the transfer of Awards pursuant to a DRO in accordance with Section 11.3 hereof. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

2.    This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.
3.    Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.
[Signature Page Follows]

I hereby certify that the foregoing Second Amendment was duly adopted by the Board of Directors of Digital Realty Trust, Inc. on November 4, 2014.

Executed on this 4th day of November, 2014.

/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

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